Exhibit (h)(1)(viii)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 11th day of December 2014, between each of the investment companies listed below and Boston Financial Data Services, Inc. (the “Transfer Agent”), to the Transfer Agency and Service Agreement between the parties dated October 1, 2005, as amended (the “Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. The current Appendix A to the Agreement is hereby replaced and superseded with the Appendix A attached hereto, effective as of December 11, 2014; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “December 11, 2014 Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this December 11, 2014 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this December 11, 2014 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST		BOSTON FINANCIAL DATA
SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Richard Johnson
Name:	Michael Kardok	Name:	Richard Johnson
Title:	Treasurer	Title:	Managing Director

As an Authorized Officer on behalf of each ofthe Funds indicated on Appendix A

Exhibit (h)(1)(viii)

APPENDIX A

Funds and Portfolios

Dated: December 11, 2014

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Loomis Sayles Core Plus Bond Fund

Natixis Diversified Income Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

ASG Global Alternatives Fund

ASG Global Macro Fund

ASG Managed Futures Strategy Fund

ASG Tactical U.S. Market Fund

Loomis Sayles Dividend Income Fund

Loomis Sayles Emerging Markets Opportunities Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

McDonnell Intermediate Municipal Bond Fund

Natixis Oakmark Fund

Vaughan Nelson Value Opportunity Fund

Vaughn Nelson Select Fund

Seeyond Multi-Asset Allocation Fund

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Exhibit (h)(1)(viii)

APPENDIX A

Funds and Portfolios

Dated: December 11, 2014

(continued)

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Equity and Income Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Bond Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Equity Call Premium Fund

Gateway Fund

Gateway International Fund